Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Computer Systems to Acquire Micronetics, Inc.

•	Micronetics is a leading designer and manufacturer of microwave and RF subsystems and components for defense and commercial customers

•	Acquisition would create a unique, scalable microwave, RF and digital solutions platform

•	Transaction is expected to be immediately accretive to EBITDA

CHELMSFORD, Mass. – June 10, 2012 – Mercury Computer Systems, Inc. (NASDAQ: MRCY, www.mc.com), a trusted provider of commercially developed application-ready ISR and EW subsystems for defense prime contractors, today announced that it has signed a definitive agreement to acquire Micronetics, Inc. (NASDAQ: NOIZ, www.micronetics.com), a leading designer and manufacturer of microwave and radio frequency (RF) subsystems and components for defense and commercial customers.

Pursuant to the terms of the agreement, Mercury will acquire Micronetics via merger for $14.80 per share. This represents a fully diluted equity value of approximately $71.7 million and an enterprise value of approximately $75.4 million, including $3.7 million of net debt as of March 31, 2012. The acquisition will be funded with available cash and is expected to be immediately accretive to EBITDA. Subject to finalization of purchase accounting, the transaction is also anticipated to be accretive on a GAAP basis within 12 months of the closing date.

The acquisition is subject to customary closing conditions, including approval pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if necessary, and the approval of Micronetics’ shareholders. The boards of directors of both Mercury and Micronetics have unanimously approved the transaction and the Micronetics board has recommended that Micronetics’ shareholders vote in favor of the transaction. The transaction is currently expected to close within Mercury’s fiscal 2013 first quarter ending September 30, 2012.

“We are pleased to have reached this agreement with Micronetics and are excited about the prospects this combination will provide for our customers, employees, and shareholders,” said Mark Aslett, President & CEO of Mercury. “The proposed acquisition is well-aligned with our stated acquisition strategy of growing our capabilities, services and offerings along the sensor processing chain. Micronetics’ unique microwave and RF capabilities will enhance our integrated digital and RF subsystem solutions for existing and next generation defense and intelligence programs. This type of integrated solution is unique in the marketplace and is in high demand by our defense prime customers.”

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. — +1 978.256.1300 — www.mc.com — twitter: @MRCY

Mercury Computer Systems to Acquire Micronetics, Page 2

Based in Hudson, NH, Micronetics designs and manufactures high performance microwave and RF subsystems and components used in a variety of defense and commercial applications, including electronic warfare, radar, electronic countermeasures, satellite communications and commercial wireless products. For its fiscal year ended March 31, 2012, Micronetics reported revenues of $46.0 million, a 30% increase from the previous fiscal year, with net income of $3.4 million which was more than double earnings from the previous fiscal year. Approximately 78% of Micronetics’ revenues are defense-related. Micronetics had 208 employees as of March 31, 2012, all based in the U.S., including manufacturing locations in Hudson, NH, West Caldwell and Ewing, NJ, and Manteca, CA.

For more information on the acquisition, visit www.mc.com. In addition, Mercury management will host a conference call at 8:30 a.m EDT, Monday, June 11, 2012, to discuss the acquisition. Company representatives may answer questions concerning business developments and trends and other matters affecting the Company, the responses to which may contain information that has not been previously disclosed.

To listen to the conference call, dial (888) 271-8583 in the U.S. and Canada, and (913) 312-0673 in all other countries. The conference ID number is 6649175. Please call 5 to 10 minutes prior to the scheduled start time. A replay of the call will be available by telephone from 11:30 a.m. EDT on Monday, June 11, 2012 through 11:30 a.m. EDT on Saturday, June 23, 2012. To access the replay, dial (888) 203-1112 in the U.S. and Canada, and (719) 457-0820 in all other countries. Enter access code 6649175.

About Mercury Computer Systems, Inc. – Where Challenges Drive Innovation®

Mercury Computer Systems (www.mc.com, NASDAQ: MRCY) is a best-of-breed provider of open, commercially developed, application-ready, multi-INT subsystems for defense prime contractors. With more than 30 years of experience in embedded computing, superior domain expertise in radar, EW, EO/IR, C4I and sonar applications, and more than 300 successful program deployments including Aegis, Global Hawk and Predator, Mercury’s Services and Systems Integration (SSI) team leads the industry in partnering with customers to design and integrate system-level solutions that minimize program risk, maximize application portability and accelerate customers’ time to market.

Mercury is based in Chelmsford, Massachusetts, and serves customers worldwide through a broad network of direct sales offices, subsidiaries and distributors.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the proposed acquisition of Micronetics, Inc. and the subsequent integration of, and the expected synergies from, the acquisition. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “probable, ” and similar expressions. These statements include statements about the anticipated accretive impact of the acquisition on Mercury’s financial results, the anticipated enhanced capabilities to be offered by Mercury and the anticipated timing for completion of the transaction. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, the inability to obtain Micronetics stockholder approval for the transaction, the inability to obtain regulatory approval for the transaction, the inability to fully realize the expected benefits from acquisitions or delays in realizing such benefits, and challenges in integrating acquired businesses and achieving anticipated synergies, in addition to continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. — +1 978.256.1300 — www.mc.com — twitter: @MRCY

Mercury Computer Systems to Acquire Micronetics, Page 3

of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays due to performance quality issues with outsourced components, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2011. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #

Contact:

Kevin Bisson, CFO

Mercury Computer Systems, Inc.

978.967.1990

Challenges Drive Innovation, Ensemble and Echotek are registered trademarks and Application Ready Subsystem and ARS are trademarks of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. — +1 978.256.1300 — www.mc.com — twitter: @MRCY